EXHIBIT 3.1


                          CERTIFICATE OF INCORPORATION
                                       OF
                           MONMOUTH COMMUNITY BANCORP



         This is to certify that there is hereby organized a corporation under and by virtue of N.J.S.A. 14A:1-1 et. seq., the "New Jersey Business Corporation Act" (the "Act").


                                   ARTICLE I
                               NAME OF CORPORATION



         The name of the corporation is Monmouth Community Bancorp (the "Corporation").


                                   ARTICLE II
                             PURPOSE OF CORPORATION



         The purpose for which the Corporation is organized is to engage in any activity within the purposes for which corporations may be organized under the Act.


                                   ARTICLE III
                                  CAPITAL STOCK



         The aggregate number of shares of capital stock which the Corporation shall have the authority to issue is one hundred million (100,000,000) shares of Common Stock, par value $.01 per share.


                                   ARTICLE IV
                           REGISTERED OFFICE AND AGENT



         The address of the Corporation's initial registered office in the State of New Jersey is 627 Second Avenue, Long Branch, New Jersey 07740, and the Corporation's registered agent at such address is Mr. Richard O. Lindsey, the President of the Corporation.



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                                   ARTICLE V
                               BOARD OF DIRECTORS

         The initial Board of Directors of the Corporation shall consist of twelve (12) directors and the name and address of each person who is to serve as a director until his successor is elected and qualifies is set forth below:


         James G. Aaron                          Richard O. Lindsey
         10 Muncy Drive                          315 Hutchinson Avenue
         West Long Branch, NJ  07764             Haddonfield, NJ  08033

         Mark R. Aikins                          John F. McCann
         14 North Ward Avenue                    135 Bingham Avenue
         Rumson, NJ  07760                       Rumson, NJ  07760

         Nicholas A. Alexander                   Harold M. Miller, Jr.
         79 West River Road                      126 Rick Road
         Rumson, NJ  07760                       Milford, NJ  08848

         John A. Brockriede                      Carmen M. Penta
         2 Van Court Avenue                      8 DeCamp Court
         Long Branch, NJ  07740                  West Long Branch, NJ  07764

         Solomon Dwek
         311 Crosby Avenue                       Mark G. Solow
         Deal, NJ  07723                         15 Page Drive
                                                 Red Bank, NJ  07701

         Philip Konvitz                          James S. Vaccaro
         1060 Ocean Avenue                       613 N. Edgemere Drive
         Elberon, NJ  07740                      West Allenhurst, NJ  07711


         The election and term of office of all directors of the Corporation subsequent to the election and term of the directors serving on the initial Board of Directors shall be determined in accordance with the Corporation's By-laws



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                                   ARTICLE VI
                LIMITATION ON LIABILITY OF DIRECTORS AND OFFICERS

         To the fullest extent permitted by the laws of the State of New Jersey, as they exist or may hereafter be amended, the directors and officers of the Corporation shall not be personally liable to the Corporation or to any shareholders for breach of any duty owed to the Corporation or its shareholders, except that the provisions of this Article VI shall not relieve a director or officer from liability for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the Corporation or its shareholders, (b) not in good faith or involving a knowing violation of law, or
(c) resulting in receipt by such person of an improper personal benefit. Any amendment to this Certificate of Incorporation, or change in law, shall not adversely affect any then existing right or protection of a director or officer of the Corporation as provided for herein.

                                  ARTICLE VII
                                  INCORPORATOR

         The name and address of the incorporator is:

         Name                                     Address

         Paul T. Colella, Esq.                    125 Half Mile Road
                                                  P.O. Box 190
                                                  Middletown, New Jersey 07748

         IN WITNESS WHEREOF, the sole incorporator, being over eighteen years of age, has signed this Certificate of Incorporation this 6th day of March, 2000.


WITNESS:


/s/ Nancy S. Mark                                  /s/ Paul T. Colella
-----------------                                  ---------------------
NANCY S. MARK                                      PAUL T. COLELLA



Filed By:
Paul T. Colella, Esq.
Giordano, Halleran & Ciesla, P.C.
125 Half Mile Road
P.O. Box 190
Middletown, New Jersey 07748